August 9, 2017

Pressure BioSciences, Inc. 14 Norfolk Avenue South Easton, Massachusetts 02375

RE:	Amendment No. 5 to Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to you, Pressure BioSciences, Inc., a Massachusetts corporation, (the “Company”) in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-215277) (the “Registration Statement”) with respect to (i) up to 2,777,778 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (ii) warrants to purchase up to 1,388,889 shares of the Company’s common stock (the “Common Stock Warrants”), (iii) up to 416,667 shares of the Company’s common stock for which the underwriters have been granted an over-allotment option (the “Over-Allotment Shares” and together with the Common Stock, the “Shares”); (iv) warrants to purchase up to an additional 208,333 shares of the Company’s common stock issuable upon exercise for which the underwriters have been granted an over-allotment option (the “Over-Allotment Warrants” and together with the Common Stock Warrants, the “Warrants”) and (v) all shares of Company’s common stock issuable upon exercise of the Warrants (the “Warrant Shares”). ”). The Shares, Warrants, and Warrant Shares are to be sold by the Company pursuant to the terms of an underwriting agreement to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Organization of the Company, as amended to date, (b) By-Laws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that when the Shares have been issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the Underwriting Agreement,

(1)	The Shares and the Warrants will be validly issued, fully paid and non-assessable;

(2)	The Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

(3)	The Warrant Shares, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement and the Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are attorneys licensed to practice in the States of New York and New Jersey and our opinions herein are reliant upon the opinion provided to us by the Company’s local Massachusetts counsel. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/Lucosky Brookman LLP
Lucosky Brookman LLP